UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 29, 2013

KAYDON CORPORATION
(Exact name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2723 South State Street, Suite 300, Ann Arbor, MI		48104
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number: 734-747-7025

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2013, the Board of Directors of Kaydon Corporation (“Kaydon”) approved an amendment (the “Amendment”) to the Company’s 1999 Long-Term Stock Incentive Plan (the “Plan”).  The Amendment reduces the number of shares authorized for the grant of awards under the Plan by 355,000.  The Board’s adoption of the Amendment was a result of its desire to reduce the aggregate number of shares available for grant under all of Kaydon’s equity-based incentive plans.  Institutional Shareholder Services (“ISS”) had previously announced its recommendation that Kaydon’s shareholders vote against the Company’s 2013 Non-Employee Director Plan (the “Director Plan”) which has been submitted to shareholders for approval at the Kaydon’s 2013 Annual Meeting to be held on May 8, 2013.  The Board believes that the Amendment addresses ISS’s concern that, upon approval of the Director Plan, Kaydon would have too many shares available for grant under its equity-based incentive plans.

The foregoing description is qualified in its entirety by the Amendment which is filed as Exhibit 10.1 herewith and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to 1999 Long-Term Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 29, 2013	KAYDON CORPORATION

	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to 1999 Long-Term Stock Incentive Plan